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                                                                    Exhibit 2.12

                                                                  EXECUTION COPY


                     INTERNATIONAL ASSET TRANSFER AGREEMENT


                                     BETWEEN


                             Adaptec Mfg (S) Pte Ltd


                                       AND


                                  ROXIO CI LTD.


                         DATED THIS 5th DAY OF May 2001

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                                TABLE OF CONTENTS

1.       DEFINITIONS & INTERPRETATION .................................... 1
2.       TRANSFER OF TECHNOLOGY .......................................... 3
3.       CONSIDERATION ................................................... 4
4.       COMPLETION ...................................................... 4
5.       REPRESENTATIONS AND WARRANTIES .................................. 5
6.       DURATION OF THIS AGREEMENT ...................................... 5
7.       ASSIGNMENT ...................................................... 5
8.       COSTS AND EXPENSES .............................................. 5
9.       NOTICES ......................................................... 5
10.      PREVIOUS AGREEMENTS AND AUTHORITY ............................... 6
11.      REMEDIES ........................................................ 6
12.      SEVERANCE ....................................................... 6
13.      ARBITRATION AND APPLICABLE LAW .................................. 6


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THIS AGREEMENT is made on the 5th day of May, 2001("the Effective Date"),


         BETWEEN


(1) Adaptec Mfg (S) Pte Ltd (Regn No. 00121/1987-N) ("AMS"), a company incorporated in the Republic of Singapore with its registered office at No. 2 Chai Chee Drive, Singapore 4690443);


         AND


(2) Roxio Cl Ltd. (Regn No. 103240) ("RCI"), a company incorporated in the Cayman Islands with its registered office at Offices of Walkers, Walker House, PO Box 265GT, Mary Street, George Town, Grand Cayman, Cayman Islands, B.W.I.


         WHEREAS

(A) AMS is a private limited company incorporated in the Republic of Singapore and has at the date hereof the authorised share capital and issued and paid-up share capital as set out in Schedule 1.

(B) RCI is currently a 100% owned subsidiary of AMS and has at the date hereof the authorised share capital and issued and paid-up share capital as set out in Schedule 2.

(C) AMS is desirous of transferring certain technology and rights (hereinafter referred to as the "RCI Technology"), equity interests as set out in Schedule 3, and cash consideration to its subsidiary, RCI, and in consideration therefor, RCI shall issue one hundred (100) ordinary share of US$1/- in its capital to AMS as set out in
         Schedule 4 upon the terms and subject to the conditions contained in this Agreement.


         IT IS HEREBY AGREED as follows:-


1.       DEFINITIONS & INTERPRETATION

         In this Agreement:

         1.1 the following words and expressions shall have the following meanings:-

                  "CASH CONSIDERATION"      shall mean the sum of Twenty
                                            Million Dollars (US$20,000,000) to
                                            be paid by check or wire transfer;

                  "COMPLETION DATE"         means May 5, 2001 or such other date
                                            as the parties hereto may agree in
                                            writing;


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                  "CONSIDERATION SHARES"    means one hundred (100) ordinary
                                            share of US$1/- in the capital of
                                            RCI credited as fully paid up to be
                                            allotted and issued by RCI to AMS as
                                            set out against its name in Schedule
                                            4;

                  "DIRECTORS"               means the directors (including their
                                            alternates) for the time being of
                                            AMS and RCI and "Director" shall
                                            mean any of them;

                  "SHAREHOLDERS"            means the persons who are registered
                                            for the time being as holders of the
                                            shares in the Register of Members of
                                            RCI and AMS.

                  "US$"                     means United States dollar.

                  "RCI TECHNOLOGY" means the technology acquired by AMS under the Prior Agreements and currently held by AMS, which relates to the RCI
                                            Business and does not relate
                                            primarily to the business of AMS or
                                            Adaptec, Inc.

                  "RCI BUSINESS"            means (a) the business and
                                            operations of Adaptec, Inc.
                                            currently operated as the Software
                                            Products Group, as described in the
                                            Roxio, Inc. Form 10, including,
                                            without limitation, the business and
                                            operation responsible for
                                            developing, marketing, and selling
                                            the following products (i) Easy CD
                                            Creator, (ii) GoBack, (iii)
                                            SoundStream, (vi) Toast, (v) Jam,
                                            (vi) TakeTwo and (vii) WinOnCD and
                                            (b) except as otherwise expressly
                                            provided herein, any terminated,
                                            divested or discontinued businesses
                                            or operations that at the time of
                                            termination, divestiture or
                                            discontinuation primarily related to
                                            the business of the Software
                                            Products Group or Roxio, Inc., as
                                            conducted on the Separation Date (as
                                            defined in the First Amended Master
                                            Separation and Distribution
                                            Agreement between Adaptec, Inc. and
                                            Roxio, Inc.).

                  "PRIOR AGREEMENTS"        means the Technology Research and
                                            Development Cost and Risk Sharing
                                            Agreement by and between Adaptec,
                                            Inc. and AMS, dated September 1,
                                            1995, as amended, and the R&D
                                            Services Agreement by and between
                                            AMS and CeQuadrat GmbH, dated July
                                            8, 1999.

                  EQUITY INTEREST"          means all of the equity interest
                                            held by AMS in CG1
                                            Verwaltungsgesellschaft GmbH.


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         1.2.     Any reference to "completion" shall mean completion of the transfer of the RCI Technology, Equity Interest as set out in
                  Schedule 3 and the Cash Consideration, and the allotment of the ordinary shares in the share capital of Roxio Cl, Ltd in consideration thereof.

         1.3 References to Recitals and Clauses are to recitals and clauses of this Agreement, and "Agreement" shall mean this Agreement.

         1.4 The headings in this Agreement are for convenience only and shall not affect the interpretation hereof.

         1.5 Where applicable, words importing the singular include the plural and vice versa, words importing any gender include every gender, references to persons include bodies corporate and unincorporate and references to time shall mean Singapore time.

2.       TRANSFER OF TECHNOLOGY

         2.1 Subject to the terms and conditions of this Agreement, AMS hereby transfers, grants, conveys and assigns to RCI all of its right, title and interest in and to the RCI Technology, the Equity Interest and the Cash Consideration, free from any charges, liens and other encumbrances placed thereon by AMS, exclusive of encumbrances which are agreements with subcontractors to manufacture product for AMS or agreements granting reproduction or distribution rights to (a) OEMs, VARs or similarly situated licensees, or (b) customers with respect to technology which has been escrowed for purposes of ensuring that such customers are provided continued support for the technology in the event of (i) the insolvency of AMS or (ii) the material breach of AMS under its agreement with such customers (collectively, "Permitted Licenses"), and with all rights, benefits and entitlements now or hereafter attaching to such RCI Technology and to such Equity Interest.

         2.2 Subject to the terms and conditions of this Agreement, RCI hereby agrees to issue to AMS the Consideration Shares free from all charges, liens and other encumbrances and with all rights, benefits and entitlements now or hereafter attaching thereto.

         2.3 AMS hereby assigns all of its rights in the Permitted Licenses to RCI.

         2.4 RCI is not obliged to complete the allotment of the Consideration Shares unless the transfer of the RCI Technology, Equity Interest and the Cash Consideration is completed simultaneously with such allotment.

         2.5 AMS covenants that AMS will, without demanding any further consideration therefor, at the request and expense of RCI (except for the value of the time of AMS employees), do (and cause its subsidiaries to do) all lawful and just acts that may be or become necessary for evidencing, maintaining, recording and perfecting RCI's rights to such RCI Technology and the Equity Interest as of the Effective Date, including but not limited to, execution and acknowledgement of (and causing its subsidiaries to execute and acknowledge) assignments and other instruments in a form reasonably required by RCI to evidence the


                                      -3-
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                  conveyances herein in all jurisdictions in which such RCI
                  Technology and Equity Interest exist.

         2.6 If, after the Separation Date, it is found that the RCI Technology does not include certain technology used before the Effective Date and intended for use by Roxio, Inc. or RCI in the day to day conduct of its business as contemplated in this Agreement or in the Ancillary Agreements, and such technology is not otherwise provided to RCI under the this Agreement, AMS will provide RCI such technology under the assignments granted in this Agreement to the extent it is able to do so, but only to the extent such technology is reasonably necessary for Roxio, Inc. or RCI to accomplish such day to day operation of its business.

         2.7 AMS hereby acknowledges and affirms the transfer and licensing of that certain technology and those certain intellectual property rights transferred and licensed under the Master Technology Ownership and License Agreement and the Master Patent Ownership and License Agreement, by and between Roxio, Inc. and Adaptec, Inc., and hereby consents to such transfer and licensing to the extent it may have an interest in the technology and rights transferred and licensed thereunder.

3.       CONSIDERATION

         3.1 The consideration for the allotment of Consideration Shares shall be the net book value of the RCI Technology and Equity Interest held by AMS, together with the Cash Consideration.

         3.2 The consideration for the Consideration Shares shall be satisfied in whole by the allotment and issue by RCI of the Consideration Shares, credited as fully paid up to RCI as set out in Schedule 3.

         3.3 The Consideration Shares shall be allotted and issued on terms that they will rank PARI PASSU in all respects with the existing ordinary shares in the capital of RCI at the date of allotment.

4.       COMPLETION

         4.1 Subject as hereafter provided, completion shall take place at the office of AMS or such other place as the parties hereto may agree in writing on the Completion Date.

         4.2 RCI shall, in consideration of the mutual covenants set out hereinbefore, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, duly execute in favour of AMS the share certificates in respect of the Consideration Shares.

         4.3      RCI shall:

                  (a) prior to or on completion, procure the necessary approval of its Directors/Shareholders in accordance with the requirements of the Laws of Cayman Islands to its entry into this Agreement for the allotment and issue


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                           of the Consideration Shares credited as fully paid-up
                           by AMS as set out in Schedule 3 as consideration for the aforesaid allotment;

                  (b) on completion, issue to AMS the Consideration Shares as set out in Schedule 4;

                  (c) on completion, deliver to AMS, the relative share certificate relating to the Consideration Shares; and

                  (d) on completion, deliver to AMS such waivers, consents, approvals and other documents as may be necessary to enable AMS to be registered as the holder of the Consideration Shares.

5.       REPRESENTATIONS AND WARRANTIES

5.1 AMS represents and warrants that, other than the Permitted Licenses, it has granted no license under any of the RCI Technology.

5.2 AMS and RCI each respectively represents and warrants that it has the authority to enter into this Agreement and to grant the rights that it respectively grants in it.

6.       DURATION OF THIS AGREEMENT

         All provisions of this Agreement shall not, so far as they have not been performed at completion, be in any respect extinguished or affected by completion or by any other event or matter whatsoever and shall continue in full force and effect.

7.       ASSIGNMENT

         RCI may assign this Agreement or any technology or right respectively assigned or granted under it.

8.       COSTS AND EXPENSES

         All costs and expenses (including without limitation, legal or other professional fees, taxes and stamp duties) incurred in the preparation, negotiation and execution of this Agreement and related documents shall (whether or not there is completion), be borne by the respective parties accordingly.

9.       NOTICES

         Any notice or request to be given, made or served for any purpose under this Agreement shall be in writing and given, made or served by sending the same by prepaid post or delivering it by hand or sending it by facsimile transmission addressed to the parties at their respective addresses or facsimile numbers, respectively, set out on the execution page or as shall have been notified (in accordance with this Clause) to the other party hereto for the purposes of this Clause and shall be deemed to have been duly served (if by hand or made by facsimile transmission) immediately or (if served by post) 7 days after posting and in proving the same it shall be sufficient to show that the transmission report confirming receipt or the envelope containing the same was duly transmitted, addressed, stamped and posted (as the case may be).


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10.      PREVIOUS AGREEMENTS AND AUTHORITY

         10.1 ENTIRE AGREEMENT : This Agreement and the documents referred to herein state the entire agreement, whether oral or in writing, between or among all or any of the parties hereto with respect to the RCI Technology. The rights of AMS to grant licenses or sublicenses under the RCI Technology is hereby terminated.

         10.2 AMENDMENTS : No amendment or variation of this Agreement shall be effective unless in writing and signed by or on behalf of each of the parties hereto.

         10.3 AUTHORITY : Each party represent and warrants that as of the Completion Date it has the full legal right, power and authority to enter into and perform this Agreement.

11.      REMEDIES

         No remedy conferred by any of the provisions of this Agreement is intended to be exclusive of any other remedy which is otherwise available at law, in equity, by statute or otherwise, and each and every other remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute or otherwise. The election of any one or more of such remedies by any of the parties hereto shall not constitute a waiver by such party of the right to pursue any other available remedies.

12.      SEVERANCE

         If any provision of this Agreement or part thereof is rendered void, illegal or unenforceable by any legislation to which it is subject, it shall be rendered void, illegal or unenforceable to that extent and no further.

13.      ARBITRATION AND APPLICABLE LAW

         13.1 Any dispute arising out of or in connection with this contract, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in Singapore in accordance with the Arbitration Rules of Singapore International Arbitration Centre ("SIAC Rules") for the time being in force, which rules are deemed to be incorporated by reference to this clause.


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IN WITNESS WHEREOF this Agreement has been entered into the day and year first above written.


SIGNED by                           ) /s/ Dana E. Miles
                                    )
for and on behalf of                )
ADAPTEC  MFG (S) PTE LTD            )
in the presence of:-                ) /s/ Kim Brandt
                                    )




SIGNED by                           ) /s/ Wm. Christopher Gorog
                                    )
for and on behalf of                )
ROXIO CL LTD.                       )
in the presence of:-                ) /s/ Kevin A. Coyle
                                    )



For purposes of the transfers provided to Roxio CI Ltd. hereunder, Adaptec, Inc. as a party to the Technology Research and Development Cost and Risk Sharing Agreement by and between Adaptec, Inc. and AMS, dated September 1, 1995, hereby acknowledges and affirms this Agreement as if a party hereto.


SIGNED by                           ) /s/ Robert N. Stephens
                                    )
for and on behalf of                )
ADAPTEC, INC.                       )
in the presence of:-                ) /s/ Dana E. Miles
                                    )





           [SIGNATURE PAGE TO INTERNATIONAL ASSET TRANSFER AGREEMENT]